Exhibit 10.20.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is executed effective as of January_28, 2010, by and between Hudson Securities, Inc. a Delaware corporation (“Sublandlord”) and JW Asset Management, LLC, a                                . (“Subtenant”).

RECITALS:

Pursuant to that certain Lease dated April 29, 2009 between 900 Third Avenue, LP (“Landlord”) and Sublandlord (the “Overlease”), Sublandlord has leased the premises described in the Overlease (the “Premises”) consisting of 5,106 square feet on the fourteenth floor of 900 Third avenue, New York, New York. A copy of the Overlease is attached hereto as Exhibit A.

Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Premises on the terms and conditions set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Demise of Premises. Sublandlord leases to Subtenant, and Subtenant leases from Sublandlord, on and subject to the terms, conditions, and covenants set forth herein, the Premises. Sublandlord hereby leases to Subtenant for the term of this Sublease (the “Term”) the furniture and equipment currently located within the Premises, as listed on Exhibit B hereto (the “Leased Furniture and Equipment”).

2. Overlease. This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Overlease and to the matters to which the Overlease is or shall be subordinate, and to all rights of Landlord thereunder. Except as otherwise stated below, the terms and conditions of the Overlease are incorporated herein by reference. Capitalized terms used but not defined in this Sublease have the meanings given in the Overlease. If any term or condition of this Sublease is inconsistent with or repetitive of any term or condition in the Overlease, the terms and conditions of this Sublease shall control. Section 27.04 of the Overlease shall govern in the event of termination, re-entry or dispossess by Landlord or successor landlord under this Lease.

3. Sublease Term. The term of this Sublease (“Sublease Term”) commences upon Landlord’s delivery to Sublandlord of its written consent hereto (the “Sublease Commencement Date”) and expires July 27, 2012. If Landlord’s written consent is not obtained by March 16, 2010, either party may terminate this Sublease upon ten (10) days prior written notice (provided, however, such termination shall be null and void if Landlord’s consent is obtained within such ten (10) day period). Subtenant has no right to extend the Sublease Term.

4. Termination Option. Subtenant shall have the right to terminate this Sublease (the “Termination Option”) effective as of any date immediately preceding July 12, 2011, by giving Sublandlord irrevocable, written notice of its intention to do so, (the “Termination Notice”) not less than one hundred eighty (180) days prior to the date specified in the Termination notice as to the date on which this Sublease shall terminate (the “Termination Date”). Time shall be of the essence as to subtenant’s obligation to give the Termination Notice not less than one hundred eighty 180) days prior to the termination date. If Subtenant shall exercise the Termination Option, then Subtenant shall surrender the Premises to Sublandlord on the Termination date in the condition required by this Sublease, and upon such surrender of the Premises this Sublease shall be deemed cancelled and no longer of any force or effect, except for obligations of subtenant which are expressly (or by incorporation by reference) stated in this Sublease to survive its termination or expiration. Subtenant’s obligation to pay Sublease rent due and payable under this sublease through the Termination Date shall survive the Termination Date. Any rent not calculable on the Termination Date shall be apportioned as of the Termination Date. In the event Subtenant elects to exercise the Termination option, subtenant shall afford Sublandlord and its representatives reasonable access to the premises for the purpose of showing the Premises.

5. Sublease Rent. During the Sublease Term, Subtenant shall pay, as rent for the Premises, the fixed Rent of $255,300 per annum, or twenty-one thousand two hundred and seventy five thousand dollars ($21,275) per month (“Sublease Rent”). Sublease Rent is due and payable in equal monthly installments, on or before the first day of each calendar month during the Sublease Term; provided, however, that if the Sublease Commencement Date is other than the first day of a calendar month, Subtenant shall make a payment of prorated Sublease Rent for such calendar month within three (3) days after the Sublease Commencement Date. All Sublease Rent must be paid without any setoff or deduction. Subtenant agrees to pay all installments of Sublease Rent directly to Sublandlord at its address set forth on the signature page hereto (or such other address as Sublandlord may designate in writing). Sublease Rent shall be prorated on a per diem basis for any partial months at the commencement or expiration of the Sublease Term.

6. Additional Charges Beyond Fixed Rent. Sublandlord shall be responsible for all additional rent and other charges, including electrical as set forth in the Overlease Notwithstanding the foregoing, Subtenant shall be responsible for the payment of any additional HVAC or other services that it requires pursuant to Section 17.03 of the Overlease, and Subtenant will pay Landlord any charges for Additional Services.

7. Security Deposit. Simultaneously with the execution and delivery of this sublease by Subtenant, Subtenant has deposited with Sublandlord $42,550.00 as security for the full and faithful performance by Subtenant of its obligations under this Sublease; it being expressly understood and agreed that Subtenant shall pay rent for the last calendar month of the term hereof promptly on the first day of such month. If Subtenant shall fail to perform or observe, or shall breach or violate, any of the terms, covenants, conditions or agreements of this Lease, including but not limited to the payment of Sublease Rent, Sublandlord may use, apply or retain the whole or any part of such deposit to the extent required for the payment of any such Sublease Rent or additional rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Tenant’s non-performance, non-observance, breach or violation of any of the terms, covenants, conditions or agreements of this Sublease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Sublandlord.

Sublandlord shall not be required so to use, apply or retain the whole or any part of said deposit, but if the whole or any part thereof is so used, applied or retained, Subtenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained. If Subtenant shall fully and faithfully comply with all the terms, covenants, conditions and agreements of this Sublease, the deposit or any balance thereof remaining shall be returned to Subtenant after the date fixed as the end of this Lease or of any renewal or extension thereof within thirty (30) days after delivery of entire possession of the Premises to Sublandlord Sublandlord shall not be required to pay Subtenant any interest on said security deposit.

In no event shall the security deposited hereunder be construed as liquidated damages or in any way limit Sublandlord’s right to recover damages or any sum due Sublandlord hereunder or permitted by law. If this Sublease shall be assigned, the security deposit shall be deemed assigned to the assignee, and Sublandlord shall have no liability to return the same to the assignor provided an assignment and assumption agreement is delivered to Tenant.

8. Use and Condition of Premises. The Premises shall be used by Subtenant only for the purposes set forth in Article 3 of the Overlease and for no other purpose without the prior written consent of Sublandlord and Landlord. THE PREMISES AND LEASED FURNITURE AND EQUIPMENT ARE LEASED TO SUBTENANT AND THE PREMISES ARE ACCEPTED BY SUBTENANT IN THEIR EXISTING CONDITION AND STATE OF REPAIR, ON AN “AS IS”, “WHERE-IS”, BASIS, WITH ALL FAULTS, WITHOUT ANY WARRANTY (EITHER EXPRESS OR IMPLIED) BEING MADE BY

SUBLANDLORD REGARDING THEIR CONDITION, HABITABILITY, OR SUITABILITY FOR THEIR INTENDED USE. Sublandlord will remove at Sublandlord’s expense the wall dividing the Premises. Sublandlord is under no obligation to perform any work or to provide any materials to prepare the Premises for Subtenant and Subtenant is not entitled to any allowances (including, without limitation, any design or construction allowance) or any other tenant inducements. Subtenant shall not make any alterations, additions, or improvements (collectively, “Alterations”) in, to or about the Premises, without Landlord’s and Sublandlord’s prior written consent, regardless of any provision of the Overlease to the contrary. All Alterations shall be made at Subtenant’s sole cost and expense and shall become part of the Premises. Subtenant represents, warrants, and covenants that Subtenant shall not produce, use, store, or generate any Hazardous Materials on, in, under, or about the Premises. In the event that Subtenant makes any Alterations to the Premises, Subtenant shall restore the Premises to its original condition, at Subtenant’s expense, at the end of the term of this Sublease, unless Landlord and Sublandlord agree otherwise.

9. Incorporation of Overlease, Inapplicability of Certain Provisions. The terms and provisions of the Overlease are incorporated herein by reference, except as set forth below:

A. Articles 25 and 30 are not incorporated herein.

B. No failure of Sublandlord to perform any obligations of Sublandlord under the Overlease not assumed by Subtenant under this Sublease (e.g., obligations with respect to portions of the Building not included in the Premises) shall constitute a default of Sublandlord hereunder.

C. All rights and remedies available to Landlord against Tenant under the Overlease and/or by law shall be available to Sublandlord as against Subtenant under this Sublease. Subtenant shall not succeed to the right, if any, of Sublandlord to expand or modify the Premises, or to extend or cancel or terminate the Term.

D. Except as expressly set forth herein, the time limits contained in the Overlease for the giving of notices, making of demands, or performing any condition or covenant on the part of Tenant thereunder, or for the exercise by Tenant of any right, remedy or option are changed for the purposes of incorporation herein by reference by shortening the same in each instance by ten (10) days, so that in each instance Subtenant has ten (10) days less time to perform hereunder than Sublandlord has (or must) as Tenant under the Overlease (provided, however, if the Overlease allows less than ten days for Sublandlord to perform, then Subtenant shall have three (3) days less than the amount of time to perform as Sublandlord has under the Overlease). In circumstances under which Landlord’s prior consent is required under the Overlease, Sublandlord has no obligation to request such consent from Landlord unless and until Subtenant has granted its consent under this Sublease (which consent shall be deemed to be conditioned on Landlord’s granting its consent under the Overlease). Subtenant acknowledges that prior consents required under this Sublease, if given at all, may require twice or more as much time to obtain as might otherwise be required were Subtenant the “Tenant” under the Overlease.

E. Subtenant shall perform all obligations of Tenant under the Overlease except as otherwise provided by this Sublease. Subtenant’s obligations shall be performed for the benefit of Sublandlord or Landlord as Sublandlord may determine to be appropriate under the circumstances. Subtenant shall indemnify Sublandlord against and hold Sublandlord harmless from all claims, damages, costs, liabilities and, expenses including, but not limited to, reasonable attorneys’ fees and disbursements, arising from or in connection with any failure to perform or observe the obligations of Tenant under the Overlease as incorporated in this Sublease by reference. Subtenant shall not do, omit, or permit to be done any act or thing which is, or with notice or the passage of time would be, a default under the Overlease or this Sublease. Nothing in this Sublease, however, shall grant Subtenant any right or authority to exercise on Sublandlord’s behalf any of Sublandlord’s rights as Tenant under the Overlease, it being agreed that this instrument is a sublease and that all rights of Subtenant with respect to the Premises are stated in this instrument. Notwithstanding anything in this Sublease to the contrary, under no circumstances shall Sublandlord have any obligation to perform any covenants or obligations of Landlord set forth in the Overlease nor shall Sublandlord be liable for any failure of Landlord to perform any of its covenants or obligations, or to grant any consent, under the Overlease; however, Sublandlord agrees to use commercially reasonable efforts, at no cost to Sublandlord, to cause Landlord to fulfill any such covenants or obligations after receipt of written notice from Subtenant advising Sublandlord of Landlord’s failure to fulfill any such obligation. The provisions of this Section 9.E shall survive the termination or expiration of this Sublease.

F. Sublandlord shall indemnify Subtenant against and hold Sublandlord harmless from all claims, damages, costs, liabilities and, expenses including, but not limited to, reasonable attorneys’ fees and disbursements, arising from or in connection with Sublandlord’s failure to perform or observe those obligations of Tenant under the Overlease which are not required to be performed by Subtenant pursuant to this Sublease. Notwithstanding the preceding, Subtenant shall not be entitled any indemnification or other benefits under this Section 9.F for Sublandlord’s failure to perform any obligation Subtenant has a right to perform under Section 9.E. Additionally, notwithstanding the preceding, Subtenant shall not be entitled any indemnification or other benefits under this Section 9.F unless, after Sublandlord’s failure to perform or observe any of the aforesaid obligations Subtenant gives Sublandlord written notice of such failure and Sublandlord fails to commence to cure such failure within thirty (30) days after receipt of such notice (or such longer period as may be reasonably required, based on the nature of such alleged noncompliance) and thereafter pursue the same to completion. The provisions of this Section 9.F shall survive the termination or expiration of this Sublease.

10. Insurance, Indemnities, and Waivers. The provisions of this Section 10 are in addition to, and not in limitation or lieu of, those portions of Article 30 of the Overlease incorporated herein.

A. Subtenant waives any and all rights of recovery against Sublandlord, Landlord, and their respective employees, representatives, and agents for any loss or damage that may occur to the Premises, any improvements thereto, or any of Subtenant’s personal property located in or on the Premises,), except for any loss or damage caused by the willful misconduct or negligence of Sublandlord or Landlord or their respective employees, representatives, or agents. Sublandlord waives any and all rights of recovery against Subtenant and its employees, representatives, and agents for any loss or damage that may occur to the Premises, any improvements thereto, or any of Sublandlord’s personal property located in or on the Premises, except for any loss or damage caused by the willful misconduct or negligence of Subtenant or its employees, representatives, or agents.

B. Sublandlord and Subtenant waive and release each other and their respective employees, representatives, and agents of and from any rights each may have on account of any damages, losses, causes of action, claims, costs (including attorneys’ fees), and liabilities incurred by the waiving party to the extent covered by the liability insurance such party is required to carry under Sublease (with respect to Subtenant’s waiver and release) or the Overlease (with respect to Sublandlord’s waiver and release). This waiver and release applies regardless whether the waiving party actually carries such required insurance.

C. The waivers in Sections 10.A and 10.B will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person or entity); therefore, each of Sublandlord and Subtenant severally agrees immediately to give to each insurance company which has issued to it one or more policies of insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

D. Any and all insurance required to be maintained by Subtenant pursuant to the terms of Article 30 of the Overlease (as incorporated herein and assumed by Subtenant) shall: (i) name Sublandlord and Landlord as additional loss payees with respect to all property insurance; (ii) contain waivers of subrogation applicable to each of Sublandlord and Landlord; (iii) include a standard mortgagee clause in favor of any mortgagee holding a mortgage on the Premises; (iv) name Sublandlord and Landlord as additional insureds with respect to liability insurance, and such liability insurance shall be written as and endorsed to be a primary policy with respect to the Premises (with any applicable policies of Sublandlord and Landlord being excess, secondary and non-contributing); and (v) require at least thirty (30) days’ advance written notice to Sublandlord and Landlord prior to the cancellation or modification of any such insurance. Complete copies of all such insurance policies to be obtained and maintained by Subtenant pursuant hereto (or certificates thereof in form and content reasonably satisfactory to Sublandlord and Landlord), evidencing that all such insurance policies required to be obtained and maintained by Subtenant hereunder have been obtained and paid for, shall be provided to Sublandlord and Landlord on or before the Sublease Commencement Date (or the initial entry by Subtenant into the Premises, if earlier) and thereafter at least fifteen (15) days prior to the expiration date of any then-existing policies.

E. Subject to the waivers of subrogation set forth above, Subtenant releases, acquits and forever discharges and shall defend, indemnify and hold harmless Sublandlord, its employees, representatives, and agents from and against any and all claims, demands, debts, liabilities, obligations, accounts, defenses, suits, actions, causes of action or claims for relief of whatever kind or nature, whether known or unknown, suspected or unsuspected pertaining to this Sublease, the Premises, or the Overlease, which may exist or hereafter accrue against Subtenant and/or Sublandlord, its employees, representatives, or agents as a result of the action or inaction of Subtenant, its employees, representatives, or agents with respect to this Sublease, the Premises, and/or the Common Areas. The provisions of this Section 10.E shall survive the termination or expiration of this Sublease.

F. Subject to the waivers of subrogation set forth above, Sublandlord releases, acquits and forever discharges and shall defend, indemnify and hold harmless Subtenant, its employees, representatives, and agents from and against any and all claims, demands, debts, liabilities, obligations, accounts, defenses, suits, actions, causes of action or claims for relief of whatever kind or nature, whether known or unknown, suspected or unsuspected pertaining to this Sublease, the Premises, or the Overlease, which may exist or hereafter accrue against Sublandlord and/or Subtenant, its employees, representatives, or agents as a result of the action or inaction of Sublandlord, its employees, representatives, or agents with respect to this Sublease and/or those portions of the Premises not included in the Premises. The provisions of this Section 10.F shall survive the termination or expiration of this Sublease.

11. Default. Subtenant shall be in default under this Sublease upon:

A. the making by Subtenant of an assignment for the benefit of its creditors;

B. the levying on or against the property of Subtenant of a writ of execution or attachment;

C. institution of any proceedings in a court of competent jurisdiction for the reorganization, liquidation, or involuntary dissolution of Subtenant, or for its adjudication as a bankrupt or insolvent (e.g., for an order for relief under the United State Bankruptcy Code) or for the appointment of a receiver of the property of Subtenant;

D. the filing or assertion of any lien or claim of lien against the Premises (or any portion thereof) as a result of any act or omission of Subtenant;

E. the failure of Subtenant to pay any installment of rent, or other charge or money obligation herein required to be paid by Subtenant which failure continues for five (5) days after delivery to Subtenant of notice thereof; provided, however, that Subtenant shall not be entitled to more than one (1) such notice during the Sublease Term, and thereafter for the remainder of the Sublease Term, any failure of Subtenant to pay when due any sum to Sublandlord shall be an immediate event of default;

Notwithstanding the foregoing Tenant shall have the right to cure any such default, if Sublandlord has a right to cure under the Overlease, for two business days less than the period provided for in the Overlease.

F. the failure of Subtenant to comply with any term, provision or covenant of this Sublease, other than the payment of sums due to Sublandlord which failure continues for fifteen (15) days after delivery to Subtenant of notice thereof; or

G. the occurrence of any event of default under the Overlease resulting from any act or omission of Subtenant (including any failure to comply with any term or condition of this Sublease), it being agreed that Sublandlord has no obligation to prevent Subtenant’s failure to perform any covenant or obligation of Subtenant hereunder from effecting an event of default under the Overlease.

12. Remedies. Upon any default by Subtenant hereunder, Sublandlord may do any of the following (in addition to pursuing all rights and remedies provided to Sublandlord at law or in equity and to all rights and remedies reserved by and granted to Landlord under the Overlease [all of which are reserved and granted to Sublandlord for Subtenant’s default]): (a) terminate this Sublease by sending a termination notice to Subtenant; (b) terminate Subtenant’s right to possession of the Premises, without terminating this Sublease or (c) without waiving any of its rights hereunder, grant Subtenant additional time to cure such default; or (d) without being under any obligation to do so and without waiving such default, Sublandlord may make such payment and/or remedy such other default for the account of Subtenant (and enter the Premises for such purpose without any notice to Subtenant), and thereupon Subtenant shall pay to Sublandlord, upon demand, all costs, expenses, and disbursements incurred by Sublandlord in taking such remedial action. In any such event, Subtenant shall immediately surrender possession of the Premises to Sublandlord. Sublandlord’s exercise of any of the remedies available to Sublandlord under this Sublease shall not be deemed to constitute Sublandlord’s acceptance of surrender of the Premises by Subtenant, whether by agreement or by operation of law. Such surrender can be effected only by written agreement of Sublandlord and Subtenant. Subtenant acknowledges that Sublandlord shall have the right, after a default, to alter locks (without any notice to Subtenant) at the Premises and remove Subtenant’s property located in the Premises (but not the property of others that may be located there, but this limitation shall not be construed to require Sublandlord to prevent Landlord from removing any of Subtenant’s property or the property of others). Subtenant waives all claims for damages by reason of any re-entry and/or repossession following any default. Further, all claims for damages by reason of such alteration of locks, or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings, or other legal process. Subtenant agrees that any re-entry by Sublandlord may be pursuant to legal proceedings or without the necessity for legal proceedings, as Sublandlord may elect, and Sublandlord shall not be liable in trespass or otherwise. Sublandlord waives (to the extent legally permissible) any and all notices otherwise required under common law or under Iowa statutory law as the same may be amended from time to time. Subtenant acknowledges that Sublandlord may require full payment of all sums then due to Sublandlord under this Sublease, as a condition to Subtenant’s entitlement to a key to new or altered locks that Sublandlord may have placed on the Premises after a default. Except as required by law, Sublandlord shall have no obligation to attempt to relet the Premises after a default. If Sublandlord elects to terminate this Sublease, then Sublandlord shall be entitled to liquidated damages from Subtenant in an amount equal to (i) the sum of all amounts due under this Sublease to the date of termination, plus (ii) an amount equal to six (6) months rent plus the reasonable cost to Sublandlord for any repairs, all reduced to present value using a discount rate equal to the interest rate of a governmental security having a maturity closest to the expiration of the Sublease Term (had the Sublease not been terminated), less (iii) the aggregate fair net subrental value of the Premises over said remaining portion of the Sublease Term (provided, however, a reasonable period of time of at least twelve (12) months, shall be considered as a leasing period by which the Premises would not be subleased and therefor no income would be realized for such period) reduced to present value at the aforesaid discount rate. If Sublandlord elects to terminate Subtenant’s right to possession of the Premises without terminating this Sublease, Sublandlord may hold Subtenant liable for all amounts accrued under this Sublease through the date of termination of possession, plus all Sublease Rent and other sums required hereunder to be paid by Subtenant during the remainder of the Sublease Term, diminished by any net sums thereafter received by Sublandlord through reletting the Premises during such period (but Sublandlord shall have no obligation to attempt to relet the Premises). Actions to collect sums due from Subtenant may be brought on one or more occasions. In case of any default, Subtenant shall also be liable for all expenses incurred by Sublandlord in enforcing Sublandlord’s remedies (including attorneys’ fees, broker’s fees incurred by Sublandlord in connection with reletting the Premises, the cost of removal and storage of Subtenant’s property, and the cost of repairing the Premises). Past-due rent and all other past-due payments due from Subtenant under this Sublease will bear interest from the date due until the date paid, at the lesser of (i) 18% per annum, or (ii) the maximum rate allowed by law. Neither acceptance of any sum paid by Subtenant, nor failure by Sublandlord to complain of any action, inaction or default of Subtenant shall constitute a waiver by Sublandlord of any of Sublandlord’s rights under this Sublease or under the law. Sublandlord’s waiver of any right for any default by Subtenant shall not constitute a waiver of any other right of Sublandlord for either a subsequent default of the same obligation or for any other default. All rights and remedies of Sublandlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or in equity, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

13. Subtenant’s Remedies. If Sublandlord breaches the terms of this Sublease, then Subtenant shall give Sublandlord written notice of such failure and Sublandlord shall have thirty (30) days (or such longer period as may be reasonably required, based on the nature of such alleged noncompliance) to commence to cure such alleged noncompliance. If Sublandlord commences curative action within such thirty (30)-day period (as it may be extended), then

Subtenant shall have no remedy or cause of action against Sublandlord so long as Sublandlord pursues the completion of such curative action until the noncompliance is rectified. If Sublandlord fails to cure such default, then Subtenant’s sole remedy (except as provided in Section 9.F) shall be to terminate this Sublease by sending a termination notice to Sublandlord at the address stated below and, concurrently, with delivery of such notice, Subtenant must immediately surrender possession of the Premises to Sublandlord and Subtenant waives all other rights or remedies it may have for a breach of this Sublease by Sublandlord.

14. Casualty.

A. If, in the reasonable opinion of either Subtenant or Sublandlord, the Premises are so destroyed (other than by a fire or other casualty resulting from the negligence or misconduct of Subtenant), that they cannot be repaired or rebuilt within one hundred eighty (180) days after the casualty date, then either Sublandlord or Subtenant may, upon thirty (30) days’ notice to the other party, terminate this Sublease. Such termination shall be effective as of the date of such damage or destruction and Sublease Rent shall abate from that date.

B. Notwithstanding anything in the Overlease or this Sublease to the contrary, Sublandlord has no obligation to restore the Premises or the Building. Notwithstanding Section 14.A, if Sublandlord does not restore the Premise or the Building within one hundred eighty (180) days after the date of damage or destruction, Subtenant may, upon thirty (30) days notice, terminate this Sublease retroactive to the date of the casualty if the restoration work is not completed within such thirty (30) day period.

C. Subtenant shall not be entitled to any abatement of Sublease Rent during such time as the Premises are being repaired or restored.

D. Notwithstanding anything in the Overlease or this Sublease to the contrary, if Sublandlord elects to restore the Premises or Building after a casualty, the Premises shall be deemed fully repaired and restored when Sublandlord restores the same to substantially the same condition as the same were in as of the Sublease Commencement Date (i.e., Sublandlord has no obligation repair or restore any Alterations hereafter made to the Premises).

15. Condemnation. If Landlord or Sublandlord terminates the Overlease because of the taking of the Building or Premises or any portion thereof for any public or quasi-public use, by right of eminent domain (or voluntary conveyance in lieu thereof), then this Sublease shall terminate contemporaneously with the Overlease. If neither Sublandlord nor Landlord terminates the Overlease, then Subtenant shall not be entitled to any diminution of rent as a result of such taking, but Sublandlord shall promptly perform any repairs necessary to make the Premises an architectural whole. Notwithstanding the preceding, if any portion of the Premises is taken by right of eminent domain (or voluntary conveyance in lieu thereof) and Subtenant, after giving effect to such taking and after any necessary repairs have been made to the Premises, cannot reasonably operate its business from the Premises in substantially the same manner and in the same scale as prior to such taking, then Subtenant may terminate this Sublease effective as of the date such taking is effective. Subtenant shall not be entitled to any compensation from the condemning authority, Sublandlord, or Landlord as a result of any taking (or any voluntary conveyance in lieu thereof.

16. Applicable Law. This Sublease shall be governed by and shall be construed in accordance with the laws of the State of New York. All obligations of the parties created hereunder are performable in New York County. All Exhibits referenced in this Sublease are incorporated into this Sublease by reference for all purposes.

17. Parties Bound. This Sublease is binding upon and inures to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns.

18. Assignment and Subletting. Subtenant shall not assign this Sublease or sublet the Premises without the prior written consent of Sublandlord and Landlord (which consent may be withheld in Sublandlord’s sole and absolute discretion). Any change in control of Subtenant or merger or consolidation with or into any other entity shall be deemed an assignment of this Sublease.

19. Severability. If any one or more of the provisions contained in this Sublease is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof; and this Sublease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

20. Prior Agreements Superseded. This Sublease constitutes the entire agreement of Subtenant and Sublandlord relating to the Premises and supersedes any prior understandings and any written or oral agreements between Subtenant and Sublandlord respecting the Premises.

21. Utilities. Sublandlord shall provide electricity, service to the Premises. Notwithstanding the preceding, Sublandlord shall not be liable for any interruption whatsoever in utility services, whether caused by fire, accident, strike, acts of God or other causes beyond the control of Sublandlord. No such interruption shall constitute an actual or constructive eviction, in whole or in part, nor shall any such interruption entitle Subtenant to any abatement or diminution of rent. Without limiting the generality of the foregoing, Sublandlord shall in no way be liable or responsible for any loss, damage, or expense that Subtenant may sustain or incur by reason of any failure, interference, disruption, or defect in the supply or character of the electricity, services furnished to the Premises. The provisions of this Section 21 shall survive the expiration or earlier termination of this Sublease.

22. Care of the Premises by Subtenant. Subtenant shall not commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Sublease shall deliver the Premises to Sublandlord in as good condition as at the Sublease Commencement Date, ordinary wear and tear excepted, and otherwise in compliance with all conditions of surrender under the Overlease.

23. Brokerage. Sublandlord and Subtenant each represent and warrant one to the other that neither of them has employed any broker in connection with the negotiations of this Sublease or the execution hereof. Sublandlord and Subtenant agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty.

24. Waiver. One or more waivers of any covenant, term, or condition of this Sublease by either party shall not be construed as a subsequent waiver of any such covenant, term, or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

25. Holdover. If Subtenant remains in possession of the Premises after expiration or other termination of this Sublease (other than pursuant to a separate written agreement between Subtenant and Landlord), then Subtenant will be deemed to be occupying the Premises as a tenant at sufferance. The tenancy at sufferance will be under all of the terms and conditions of this Sublease; and Subtenant will remain subject to all of the covenants, duties and obligations of Subtenant under this Sublease, except that the rent payable during the holdover period will be equal to one hundred ten percent (110%) of the greater of (i) the Sublease Rent and (ii) all holdover rent due from Sublandlord to Landlord as a result thereof. Additionally, Subtenant shall indemnify, defend, and hold Sublandlord harmless from and against all liability incurred by Sublandlord in connection with Subtenant’s failure timely to vacate the Premises in accordance with the Overlease upon termination or expiration of this Sublease.

26. Attorney’s Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys’ fees from the other party.

27. Consequential Damages. NOTWITHSTANDING ANY PROVISION OF THIS SUBLEASE TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE UNDER THIS SUBLEASE TO THE OTHER PARTY (INCLUDING, WITHOUT LIMITATION, FOR DEFAULTS OF THIS SUBLEASE AND FOR AMOUNTS DUE PURSUANT TO ANY COVENANT OF INDEMNIFICATION SET FORTH HEREIN) FOR ANY COSTS, EXPENSES, LIABILITIES, OR DAMAGES OTHER THAN THOSE ACTUALLY INCURRED AND ARISING DIRECTLY OUT OF THE ACT, OMISSION, EVENT, OR CONDITION GIVING RISE TO SUCH LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL COSTS, EXPENSES, OR DAMAGES OR PUNITIVE OR SPECIAL DAMAGES BY REASON OF A FAILURE TO PERFORM (OR A DEFAULT) HEREUNDER.

28. Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

29. Notice. Any notice, tender, or delivery to be given hereunder must be in writing and delivered by personal delivery, reputable overnight courier (e.g., FedEx or UPS) or by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties hereto set forth below, and all said notices shall be deemed received (i) if sent by personal delivery, when delivered or refused delivery, (ii) if sent by courier, when delivered or refused delivery, or (iii) if by mail as aforesaid, three (3) business days after placed in the U.S. mail in the manner set forth above. A copy of any such notice, demand, or tender shall also be delivered to Landlord.

30. Authority. The individuals executing this Sublease on behalf of Subtenant and Sublandlord, respectively, each represents and warrants to the other party hereto that such signing individual has full right and authority to enter into this Sublease on behalf of the respective party represented by such individual, and that this Sublease shall accordingly represent the binding obligation of each such party represented by such individual to perform its obligations hereunder.

[signature page follows]

Executed on the dates set forth below to be effective as of the Sublease Commencement Date.

SUBLANDLORD:

Address:	111 Town Square Place Jersey City, NJ 07310	Hudson Securities, Inc., a Delaware corporation

Attn:	Andrew E. Lewin	By:
	General Counsel	Name:
Title:

JW Asset Management, LLC, a New York limited liability company.
Address:	270 Sylvan Avenue Suite L130
	Englewood Cliffs, NJ 07632	By:
Name:
Attn:	Justin DeCrescente Esq.	Title:

State of	)
) ss.:
County of	)

On the      day of                      in the year 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared                                          personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

SEAL